UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Zions Bancorporation

(Exact name of registrant as specified in its charter)

Utah	87-0227400
(State of incorporation or organization)	(IRS Employer Identification No.)

One South Main, Suite 1134
Salt Lake City, Utah	84111
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration file number to which this form relates:	333-132868
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which
Title of each Class to be so registered	each class is to be registered
Depositary Shares, Each Representing	New York Stock Exchange, Inc.
1/40th Interest in a Share of Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.                    Description of Registrant’s Securities to be Registered.

The description of the Series A Floating-Rate Non-Cumulative Perpetual Preferred Stock, no par value, with a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), of Zions Bancorporation (the “Registrant”) and the description of the Registrant’s Depositary Shares, each representing a 1/40th ownership interest in a share of Series A Preferred Stock, each to be registered hereunder, is contained in the sections captioned “Description of Series A Preferred Stock” and “Description of Depositary Shares” in the Prospectus Supplement, dated December 4, 2006 as filed with the Securities and Exchange Commission (the “Commission”) on December 6, 2006 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the Prospectus included in the Registration Statement on Form S-3 (File No. 333-132868 ) of the Registrant, as filed with the Commission on March 31, 2006. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.                    Exhibits.

Exhibit Number	Description
3.1	Restated Articles of Incorporation of Registrant dated November 5, 1993, incorporated by reference to Exhibit 3.1 of Registrant’s Form S-4 filed on November 22, 1993 (File No. 033-52035).

3.2

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 30, 1997, incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K for the year ended December 31, 2002 (File No. 001-12307).

3.3

Articles of Amendment to the Restated Articles of Incorporation of Registrant dated April 24, 1998, incorporated by reference to Exhibit 3.3 of Registrant’s Annual Report on form 10-K for the year ended December 31, 2003 (File No. 001-12307)

3.4

Articles of Amendment to Restated Articles of Incorporation of Registrant dated April 25, 2001, incorporated by reference to Exhibit 3.6 of Registrant’s Form S-4 filed July 13, 2001 (File No. 333-65156).

3.5	Restated Bylaws of Registrant dated January 27, 2006, incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on February 2, 2006 (File No. 001-12307).

4.1

Articles of Amendment of Registrant designating the Series A Preferred Stock, dated December 5, 2006 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K dated December 7, 2006).

4.2

Form of Deposit Agreement dated December 7, 2006 among Registrant, Zions First National Bank, as depositary, and the holders from time to time of the Depositary Receipts described therein (incorporated by reference to Exhibit 4.3 of the Registrant’s Current Report on Form 8-K dated December 7, 2006).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

4.4	Form of certificate representing the Series A Preferred Stock (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K dated December 7, 2006).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

ZIONS BANCORPORATION

Date: December 7, 2006	By:	/s/ Thomas E. Laursen
Thomas E. Laursen
Executive Vice President
and General Counsel